Exhibit 10(b)

FIRST AMENDMENT TO DEED OF TRUST,

ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT

AND FIXTURE FILING

THIS FIRST AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Amendment”) is executed as of             , 2011, by the grantor(s) named on the signature page attached hereto (individually and collectively, “Grantor”) and CITIBANK, N.A., as Collateral Agent (together with its successors and assigns in such capacity as Collateral Agent, “Beneficiary”) under that certain Credit Agreement (as amended by Amendment No. 1 thereto, dated as of August 7, 2009, and Amendment No. 2 thereto, dated as of April 7, 2011 (“Amendment No. 2 to Credit Agreement”), and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of October 10, 2007, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the lending institutions from time to time party thereto, Citibank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, Revolving Letter of Credit Issuer and Deposit Letter of Credit Issuer, Goldman Sachs Credit Partners L.P., as Posting Agent, Posting Syndication Agent and Posting Documentation Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Revolving Letter of Credit Issuer, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Bookrunners, Goldman Sachs Credit Partners L.P., as Posting Lead Arranger and Sole Bookrunner, Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc. and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and J. Aron & Company, as Posting Calculation Agent.

RECITALS:

A. Grantor executed and delivered that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as amended by this Amendment and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Deed of Trust”) dated as of October 10, 2007, to Fidelity National Title Insurance Company, Trustee, for the benefit of Beneficiary, covering certain real and personal property located in                      County, Texas, as more particularly described therein, save and except any portions of such real property that have been previously released from the Deed of Trust by Beneficiary (the “Mortgaged Property”), which Deed of Trust was recorded in the Real Property Records of                      County, Texas, [as Instrument No.             ] [under Volume     , Page     ].

B. The Deed of Trust secures the payment and performance of the Obligations (as defined in the Deed of Trust), and Beneficiary is the Collateral Agent thereunder.

C. Pursuant to Amendment No. 2 to Credit Agreement, the maturity dates of certain of the Obligations are being extended, and the parties desire to amend the Deed of Trust to evidence of record the extended maturity date of the Obligations.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Beneficiary hereby agree as follows:

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1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning given to that term in the Deed of Trust.

2. Amendments to Deed of Trust. The Deed of Trust is hereby amended as follows:

(a) Pursuant to Amendment No. 2 to Credit Agreement, the maturity date of certain of the Obligations has been extended to a date not later than October 10, 2017.

(b) Section 3.5 of the Deed of Trust is hereby amended by deleting such section in its entirety and replacing it with the following:

3.5 Insurance. Grantor will keep or cause to be kept the Mortgaged Property insured against such risks and shall purchase such additional insurance to the extent that is required from time to time pursuant to Section 9.3 of the Credit Agreement. Without limiting the generality of the foregoing, if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Grantor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

(c) Section 16 of the Deed of Trust is hereby amended by deleting such section in its entirety and replacing it with the following:

16. REMEDIES NOT EXCLUSIVE

(a) Beneficiary and Trustee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Security Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary’s or Trustee’s right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary or Trustee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Security Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be

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deemed a “mortgagee in possession,” and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

(b) Without limiting the generality of Section 16(a), except as otherwise provided in Section 16(c) below, neither the enforcement of any of the remedies under Sections 5 and 16 hereof, the security interests under Section 9, the assignment of Rents under Section 10, nor any other remedies afforded to Beneficiary under the Security Documents, at law or in equity shall cause Beneficiary, any Lender or Trustee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary, any Lender or Trustee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

(c) Notwithstanding the provisions of Section 16(b) above, Beneficiary shall not obtain title to a deed in lieu of foreclosure or otherwise, or take any other action with respect to the Mortgaged Property, if, as a result of any such action, Beneficiary could, in its reasonable judgment be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of the Mortgaged Property within the meaning of Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, or any comparable law, unless:

(i) Beneficiary has previously and reasonably determined, based on a Phase I environmental site assessment (and any additional environmental testing that Beneficiary deems necessary and prudent) of such Mortgaged Property conducted by an independent third party who regularly conducts Phase I environmental site assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii) in the event that the determination described in clause (i) above cannot be made, Beneficiary has previously and reasonably determined, on the same basis as described in clause (i) above, that it would maximize the recovery to the Secured Parties on a present value basis to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (i) above.

(d) Beneficiary shall undertake, in good faith, reasonable efforts to make the determination referred to in clause (ii) above, and may conclusively rely on the Phase I environmental site assessment referred to above, and upon an opinion of counsel, in making such determination. The cost of any such Phase I environmental site assessment and any such opinion of counsel, and the cost of any Phase II environmental site assessment, additional environmental testing

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and remedial, corrective or other further action contemplated by clause (i) or clause (ii) above, shall be paid at the sole expense of Grantor.

(e) If the environmental testing contemplated by Section 16(b) above establishes that any of the conditions set forth in clause (i) have not been satisfied with respect to the Mortgaged Property, Beneficiary shall take such action (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may release all or a portion of such Mortgaged Property from the lien of this Deed of Trust, provided that prior to the release of all or a portion of the Mortgaged Property from the lien of this Deed of Trust (a) Beneficiary shall have notified the Lenders in writing of its intention to so release all or a portion of such Mortgaged Property and (b) the holders of a majority of the outstanding principal balance of the Obligations shall not have objected to such release within thirty (30) days of the distribution of the last of such notices.

(d) Section 29 of the Deed of Trust is hereby amended by deleting such section in its entirety and replacing it with the following:

29. MATURITY OF OBLIGATIONS

The latest maturity date of the Obligations is October 10, 2017.

3. No Other Amendments. Except as amended hereby, the Deed of Trust is acknowledged to be in full force and effect as written. Nothing in this Amendment is intended to waive any rights or remedies of the Beneficiary under the Deed of Trust, or any defaults of Grantor under the Deed of Trust. The Deed of Trust shall continue to be a valid and subsisting lien against the Mortgaged Property. The Grantor, in order to continue to secure the payment of the Obligations, hereby confirms and restates [(a)] the conveyance pursuant to the Deed of Trust to the Beneficiary of the Mortgaged Property[ and (b) the grant pursuant to the Deed of Trust of a security interest in the Fixtures]. Nothing contained in this Amendment shall be construed as (a) a novation of the Obligations or (b) a release or waiver of all or any portion of the conveyance to the Beneficiary of the Mortgaged Property or the grant to the Beneficiary of a security interest in the Fixtures pursuant to the Deed of Trust.

4. No Oral Agreements. THIS WRITTEN AMENDMENT, TOGETHER WITH ALL OF THE OTHER LOAN DOCUMENTS AND THE AMENDMENTS THERETO, AS AMENDED HEREBY, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5. Multiple Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Amendment may execute this Amendment by signing any of the counterparts.

6. Representations and Warranties. The Grantor hereby represents and warrants that the representations and warranties made by it in the Deed of Trust are true and complete on and as of the date hereof as if made on and as of the date hereof.

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7. Covenants. The Grantor hereby covenants and agrees to perform each and every duty and obligation of the Grantor contained in the Deed of Trust as amended by this Amendment.

[Remainder of page intentionally left blank. Signature page(s) to follow.]

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EXECUTED as of the date set forth above.

GRANTOR:

[Name of Grantor]

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this      day of             , 2011, by                     ,                                          of                                         , a                                         , on behalf of said                     .

NOTARY PUBLIC, STATE OF

[SEAL]

[Signature Page to First Amendment to Deed of Trust]

BENEFICIARY

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this      day of             , 2011, by                     ,                                          of Citibank, N.A., as Collateral Agent, on behalf of said entity.

NOTARY PUBLIC, STATE OF

[SEAL]

[Signature Page to First Amendment to Deed of Trust]